EXHIBIT 25
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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C.  20549

                                      FORM  T-1

                               STATEMENT OF ELIGIBILITY
                       UNDER THE TRUST INDENTURE ACT OF 1939 OF
                      A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                    -------------

                 CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                       A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                                    -------------

                               THE CHASE MANHATTAN BANK
                 (Exact name of trustee as specified in its charter)

          NEW YORK                                               13-4994650
          (State of incorporation                          (I.R.S. employer
          if not a national bank)                       identification No.)

          270 PARK AVENUE
          NEW YORK, NEW YORK                                          10017
          (Address of principal executive offices)               (Zip Code)

                                  William H. McDavid
                                   General Counsel
                                   270 Park Avenue
                               New York, New York 10017
                                 Tel:  (212) 270-2611
              (Name, address and telephone number of agent for service)

                                    -------------

                                 PP&L RESOURCES, INC.
                             PP&L CAPITAL FUNDING , INC.
                 (Exact name of obligor as specified in its charter)

          PENNSYLVANIA                                           23-2758192
          DELAWARE                                               23-2926644
          (State or other jurisdiction of                  (I.R.S. employer
          incorporation or organization)                identification No.)

          TWO NORTH NINTH STREET                                 18101-1179
          ALLENTOWN, PENNSYLVANIA                                (Zip Code)
          (Address of principal executive offices)

                                    -------------
               GUARANTEES OF PP&L CAPITAL FUNDING, INC. DEBT SECURITIES
                                   DEBT SECURITIES
                         (Title of the indenture securities)

                                       GENERAL


          Item 1.   General Information.

                    Furnish the following information as to the trustee:

                    (a) Name and address of each examining or supervising authority to which it is subject.

                         New York State Banking Department, State House, Albany, New York 12110.

                         Board of Governors of the Federal Reserve System, Washington, D.C., 20551

                         Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

                         Federal Deposit Insurance Corporation, Washington, D.C., 20429.


                    (b) Whether it is authorized to exercise corporate trust powers.

                         Yes.


          Item 2.   Affiliations with the Obligor.

                    If the obligor is an affiliate of the trustee, describe each such affiliation.

                    None.

          Item 16.  List of Exhibits

                    List below all exhibits filed as a part of this Statement of Eligibility.

                    1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969,
          August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement
          No. 333-06249, which is incorporated by reference).

                    2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

                    3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

                    4.   A copy of the existing By-Laws of the Trustee (see
          Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

                    5.   Not applicable.

                    6.   The consent of the Trustee required by
          Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

                    7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

                    8.   Not applicable.

                    9.   Not applicable.



                                      SIGNATURE

               Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 17th day of December, 1998.

                                        THE CHASE MANHATTAN BANK


                                             By /s/ F. Springer
                                               ----------------------------
                                                       F. Springer
                                                 Assistant Vice President


                                      -3-
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                                Exhibit 7 to Form T-1

                                   Bank Call Notice

                                RESERVE DISTRICT NO. 2
                        CONSOLIDATED REPORTED OF CONDITION OF

                               The Chase Manhattan Bank
                    of 270 Park Avenue, New York, New York  10017
                        and Foreign and Domestic Subsidiaries,
                       a member of the Federal Reserve System,

                   at the close of business September 30, 1998, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                  DOLLAR
                                                                AMOUNTS IN
                                  ASSETS                         MILLIONS

           Cash and balances due from depository institutions:
                Noninterest-bearing balances and
                currency and coin  . . . . . . . . . . . . . .$  11,951
                Interest-bearing balance . . . . . . . . . . .    4,551
           Securities: . . . . . . . . . . . . . . . . . . . .
           Held to maturity securities . . . . . . . . . . . .    1,740
           Available for sale securities . . . . . . . . . . .   48,537
           Federal funds sold and securities purchased under
                agreements to resell . . . . . . . . . . . . .   29,730
           Loans and lease financing receivables:
               Loans and leases, net of unearned
               income  . . . . . . . . . . . . . . .  $127,379
               Less:  Allowance for loan and
               lease losses  . . . . . . . . . . . .     2,719
               Less:  Allocated transfer risk
               reserve . . . . . . . . . . . . . . .         0
                                                      --------
               Loans and leases, net of unearned income,
               allowance, and reserve  . . . . . . . . . . . .  124,660
           Trading Assets  . . . . . . . . . . . . . . . . . .   51,549
           Premises and fixed assets (including capitalized
                leases)  . . . . . . . . . . . . . . . . . . .    3,009
           Other real estate owned . . . . . . . . . . . . . .      272
           Investments in unconsolidated subsidiaries and
                associated companies . . . . . . . . . . . . .      300
           Customers' liability to this bank on acceptances
                outstanding  . . . . . . . . . . . . . . . . .    1,329
           Intangible assets . . . . . . . . . . . . . . . . .    1,429
           Other assets  . . . . . . . . . . . . . . . . . . .   13,563
                                                                -------
           TOTAL ASSETS  . . . . . . . . . . . . . . . . . . .  292,620
                                                                =======

                                     LIABILITIES

           Deposits
                In domestic offices  . . . . . . . . . . . . .  $98,760
                Noninterest-bearing  . . . . . . . .   $39,071
                Interest-bearing . . . . . . . . . .    59,689
                                                       -------
                In foreign offices, Edge and Agreement,
                subsidiaries and IBF's . . . . . . . . . . . .   75,403
                Noninterest-bearing  . . . . . . . .    $3,877
                Interest-bearing . . . . . . . . . .    71,526

           Federal funds purchased and securities sold
           under agreements to repurchase  . . . . . . . . . .   34,471
           Demand notes issued to the U.S. Treasury  . . . . .    1,000
           Trading liabilities . . . . . . . . . . . . . . . .   41,589

           Other borrowed money (includes mortgage
                indebtedness and obligations under capitalized
                leases):
                With a remaining maturity of one year of less 3,781 With a remaining maturity of more than one
                year through three years . . . . . . . . . . .      213
                With a remaining maturity of more than
                three years  . . . . . . . . . . . . . . . . .      104
           Bank's liability on acceptances executed
           and outstanding . . . . . . . . . . . . . . . . . .    1,329
           Subordinated notes and debentures . . . . . . . . .    5,408
           Other liabilities . . . . . . . . . . . . . . . . .   12,041

           TOTAL LIABILITIES . . . . . . . . . . . . . . . . .  274,099
                                                                -------


                                    EQUITY CAPITAL

           Perpetual preferred stock and related surplus              0
           Common stock  . . . . . . . . . . . . . . . . . . .    1,211
           Surplus (exclude all surplus related to preferred
           stock)  . . . . . . . . . . . . . . . . . . . . . .   10,441
           Undivided profits and capital reserves  . . . . . .    6,287
           Net unrealized holding gains (losses)
           on available-for-sale securities  . . . . . . . . .      566
           Cumulative foreign currency translation adjustments       16

           TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . .   18,521
                                                                -------

           TOTAL LIABILITIES AND EQUITY CAPITAL  . . . . . . .  292,620
                                                                =======


          I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                              JOSEPH L. SCLAFANI

          We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instruc-tions issued by the appropriate Federal regulatory authority and is true and correct.

                              WALTER V. SHIPLEY        )
                              THOMAS G. LABRECQUE      ) DIRECTORS
                              WILLIAM B. HARRISON, JR. )